Exhibit 99.1

Cambium Learning Group Reports Third Quarter 2016 Financial Results
Learning A-Z and ExploreLearning Segments Record Strong Year-to-Date Top-Line Growth
Year-to-Date Net Income Improves by $6.0 Million, with Positive Impact from 2015 Debt Refinancing
Margins Reach Seasonal Third Quarter Highs of 9% for Net Income,
30% for Adjusted EBITDA and 48% for Cash Income

DALLAS- November 10, 2016 - Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for its third quarter ended September 30, 2016.

“In the important back-to-school third quarter, consolidated Bookings, Adjusted EBITDA and Cash Income all accelerated to achieve overall growth for the first nine months of the year,” said John Campbell, Chief Executive Officer of Cambium Learning Group. “Learning A-Z and ExploreLearning, our 100% digital segments, continue to extend their track records of growth, each expanding Bookings 20% year-to-date. Learning A-Z, the standard bearer of our digitally-enabled positioning, is now our largest segment in terms of Bookings. Voyager Sopris Learning’s transformation to technology-enabled offerings from a history in print solutions is moving in the correct direction, with technology-enabled solutions now making up over 30% of this segment’s Bookings, and we are making some adjustments to accelerate this progress. While we are refining our full-year outlook to reflect Voyager Sopris Learning’s current pace of change, our results show increasing demand for our solutions that are personalized, adaptive, scalable, and designed to achieve results in the classroom, and we are on track to deliver a year of top-line growth and profitability expansion.”
Financial Snapshot
For the quarter ended September 30, 2016, the Company reported the following financial results:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2016	2015	$ Change	2016	2015	$ Change
GAAP net revenues	$42.1	$40.3	$1.8	$114.9	$109.3	$5.6
GAAP net income	3.8	2.0	1.9	7.5	1.5	6.0
Net income margin %	9%	5%		7%	1%
EBITDA	11.5	11.2	0.3	28.8	28.6	0.2
Adjusted EBITDA	12.8	11.4	1.5	30.8	28.9	1.9
Adjusted EBITDA margin %	30%	28%		27%	26%

Bookings	$74.2	$68.5	$5.7	$127.1	$122.4	$4.7
Cash income	35.9	30.7	5.2	25.5	23.9	1.6
Cash income margin %	48%	45%		20%	20%
Nine Months Ended September 30, 2016 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the nine months ended September 30, 2016 increased by 5% to $114.9 million compared with $109.3 million in 2015. GAAP net revenues by segment for the nine months ended September 30, 2016, and the changes from the same period of 2015, were as follows:

◦	Learning A-Z® - $48.1 million, increased $8.2 million or 21%

◦	Voyager Sopris Learning® - $49.3 million, decreased $(5.6) million or (10)%

◦	ExploreLearning® - $17.5 million, increased $3.0 million or 21%

•	Bookings for the nine months ended September 30, 2016 increased by 4% to $127.1 million compared with $122.4 million in the nine months ended September 30, 2015.

•
Technology-enabled Bookings represented 71% of total year-to-date 2016 Bookings compared with 65% of the first nine months of 2015 Bookings, and grew 15% compared to the nine months ended September 30, 2015.

•
The Company reported net income of $7.5 million during the nine months ended September 30, 2016 compared to net income of $1.5 million during the nine months ended September 30, 2015. Adjusted EBITDA was $30.8 million, up $1.9 million from 2015. Both net income and Adjusted EBITDA reflect the increase in GAAP net revenues, partially absorbed by strategic investments into high-return, technology-enabled opportunities through segment-specific development, marketing and sales programs to support full-year and long-term growth.

•
Net interest expense was $5.6 million for the nine months ended September 30, 2016, down $5.3 million from the nine months ended September 30, 2015 as a result of the debt refinancing completed in December 2015.

•
Cash Income was $25.5 million, an increase of $1.6 million compared to $23.9 million reported in the nine months ended September 30, 2015. Capital expenditures reflect planned investments in product development and totaled $16.2 million in the nine months ended September 30, 2016 versus $15.1 million in the nine months ended September 30, 2015.

•
The Company had cash and cash equivalents of $11.7 million at September 30, 2016. For the nine months ended September 30, 2016, cash provided by operations was $21.8 million, cash used in investing activities was $16.2 million, and cash used in financing activities was $2.5 million. At September 30, 2016, the principal amount of term loans outstanding was $102.1 million and there were no borrowings outstanding under the Company's revolving credit facility.

Third Quarter 2016 Financial Highlights

•
GAAP net revenues for the third quarter of 2016 increased by 4% to $42.1 million compared with $40.3 million in 2015. GAAP net revenues by segment for the three months ended September 30, 2016, and the change from the same period of 2015, were as follows:

◦	Learning A-Z - $16.5 million, increased $2.8 million or 20%

◦	Voyager Sopris Learning - $19.5 million, decreased $(2.4) million or (11)%

◦	ExploreLearning - $6.1 million, increased $1.3 million or 28%

•
Bookings for the third quarter of 2016 increased by 8% to $74.2 million compared with $68.5 million in the third quarter of 2015, with strong growth at the Learning A-Z and ExploreLearning segments offset by a decline in the Voyager Sopris Learning segment.

•
The Company reported a net income of $3.8 million during the third quarter of 2016 compared to net income of $2.0 million during the third quarter of 2015. Adjusted EBITDA was $12.8 million, increasing $1.5 million from $11.4 million in 2015. Both net income and Adjusted EBITDA reflect the increase in GAAP net revenues, partially offset by strategic investments into high-return, technology-enabled opportunities through segment-specific development, marketing and sales programs to support full-year and long-term growth.

•	Net interest expense was $1.9 million for third quarter of 2016, down $1.7 million from the third quarter of 2015 as a result of the debt refinancing completed in December 2015.

•
At Voyager Sopris Learning, management made some tactical decisions in the third quarter to right-size costs and accelerate this segment’s transformation from slower-growing legacy products toward newer and technology-enabled solutions. As a result, net income for the third quarter of 2016 includes restructuring costs of $0.9 million, representing severance charges. These restructuring costs are excluded from Adjusted EBITDA and Cash Income.

•
Cash Income was $35.9 million, an increase of $5.2 million compared to Cash Income of $30.7 million in the third quarter of 2015. Capital expenditures totaled $5.4 million in the third quarter of 2016 versus $5.3 million in the third quarter of 2015.

•
The Company’s technology-enabled products continue to receive industry recognition. Cambium Learning Group was recently awarded 15 Education Software (EDDIE) awards from ComputED Gazette, which is more EDDIE awards than any other company. Of the 15 EDDIE awards, Learning A-Z earned nine. Additionally, Tech & Learning magazine recently recognized ExploreLearning Gizmos as the Best Upgraded Product in the 34th Annual Awards of Excellence.

Year to Date 2016 Segment Discussion
Net Revenues, Bookings, Net Income, and Cash Income changes by segment for the three and nine months ended September 30, 2016, compared to the same period of 2015 were:

	Q3 - 2016 % Change				YTD - 2016 % Change
	Net Revenues	Bookings	Net Income	Cash Income	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	20%	24%	17%	26%	21%	20%	16%	19%
Voyager Sopris Learning	(11)%	(7)%	(15)%	5%	(10)%	(12)%	(26)%	(27)%
ExploreLearning	28%	11%	66%	11%	21%	20%	34%	42%
Shared Services			6%	(15)%			12%	(9)%
Cambium Learning Group, Inc.	4%	8%	95%	17%	5%	4%	408%	7%
Bookings increased 4% for the nine months ended September 30, 2016 compared to 2015. By segment:

•	Learning A-Z reported a 20% growth in Bookings for the nine months ended September 30, 2016 compared to prior year, with strong third quarter growth of 24%.

•
Voyager Sopris Learning reported a 12% Bookings decrease for the nine months ended September 30, 2016 versus prior year. Bookings for the segment’s print and transactional solutions declined 16%, in line with expectations. Bookings for the segment’s technology-enabled solutions declined 3%, falling short of Company expectations for significant growth this year. LANGUAGE!Live®, the segment’s flagship solution for technology-enabled adolescent intervention, had solid growth of 9% despite the delay in purchases expected to result from slower-paced adoption in California. However, overall segment Bookings were adversely impacted by sluggish performance by many of the segment’s older technology offerings and the use of pilot programs for the recently launched Velocity® product, which helps expand the pool of customer prospects for the long-term but does not immediately generate material top-line growth.

•
ExploreLearning reported a 20% growth in Bookings for the nine months ended September 30, 2016 versus prior year. This segment continued to show strong momentum in the Reflex® math product and in the Gizmos® math and science simulations which were upgraded to HTML5 earlier this year.

2016 Outlook
Mr. Campbell concluded, “Cambium Learning Group’s strategy is to leverage technology to provide solutions that dramatically improve the learning trajectory of every student we reach and to revolutionize our business model and our role in the educational marketplace. For the rest of the year, our focus remains to drive the investments we are making in development, marketing and sales to create a platform for accelerated growth, expanded Cash Income profitability and higher cash flow generation in the future.”
As part of the business' seasonality, Bookings historically peak during the third quarter, which represents by far the preponderance of Bookings, revenue, and income each year. With this quarter completed, the Company has refined its expectations for 2016.
Company-wide Bookings growth for the full fiscal year 2016 versus 2015 is expected to be approximately 3%, with growth of approximately 17% at Learning A-Z and approximately 22% at ExploreLearning, partially offset by a decline of approximately 15% at Voyager Sopris Learning. These growth expectations include management assumptions regarding the timing of sales, including both new customer purchases and subscription renewals.
Based on the achievement of Bookings growth roughly in line with the expectations above, Adjusted EBITDA and Cash Income margins for the full fiscal year 2016 are expected to be approximately consistent with 2015. By segment: Learning A-Z margins are expected to be approximately consistent with prior year; ExploreLearning margins are expected to grow slightly in 2016 as this segment gains scale; and Voyager Sopris Learning margins are expected to decline versus prior year, with the impact of the lower Bookings and net revenues only partially offset by cost right-sizing activities.
Overall capital expenditures for product development for the full year 2016 are expected to be roughly $18.0 million, with roughly $8.0 million at Learning A-Z, roughly $7.5 million at Voyager Sopris Learning, and roughly $2.5 million at ExploreLearning. General capital expenditures are expected to be approximately $3.0 million.

Conference Call
Cambium Learning Group's management team will conduct a conference call at 9 a.m. EDT today (November 10, 2016) to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 720.634.2941 or 855.899.0417, passcode #2072467.
A replay will be available at 404.537.3406 or 855.859.2056, passcode #2072467, until November 12, 2016.
Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.
About Cambium Learning Group, Inc.
Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company is composed of four business units: Learning A-Z® (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education® (www.kurzweiledu.com), and Voyager Sopris Learning® (www.voyagersopris.com). Together, these business units provide breakthrough technology solutions for online learning and professional support; best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; valid and reliable assessments; and proven materials to support a positive and safe school environment. Cambium Learning Group, Inc. (NASDAQ: ABCD), is based in Dallas, Texas. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in

Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenues	42,113	40,339	114,871	109,264
Cost of revenues:
Cost of revenues	8,876	9,120	23,615	24,283
Amortization expense	4,780	4,434	12,905	12,712
Total cost of revenues	13,656	13,554	36,520	36,995
Research and development expense	3,301	2,935	9,440	7,827
Sales and marketing expense	12,152	11,722	36,309	32,845
General and administrative expense	5,872	5,120	15,976	15,537
Shipping and handling costs	380	457	760	879
Depreciation and amortization expense	875	1,001	2,572	2,994
Total costs and expenses	36,236	34,789	101,577	97,077
Income before interest, other income (expense) and income taxes	5,877	5,550	13,294	12,187
Net interest expense	(1,876)	(3,575)	(5,598)	(10,875)
Other income, net	—	204	—	679
Income before income taxes	4,001	2,179	7,696	1,991
Income tax expense	(173)	(213)	(206)	(517)
Net income	3,828	1,966	7,490	1,474
Net income per common share:
Basic	$0.08	$0.04	$0.16	$0.03
Diluted	$0.08	$0.04	$0.16	$0.03
Average number of common shares and equivalents outstanding:
Basic	45,869	45,562	45,791	45,513
Diluted	47,285	47,103	47,157	46,744

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,738	$8,645
Accounts receivable, net	29,490	14,640
Inventory	3,111	4,694
Restricted assets, current	1,254	1,265
Other current assets	12,196	9,981
Total current assets	57,789	39,225
Property, equipment and software at cost	62,403	55,824
Accumulated depreciation and amortization	(37,864)	(33,284)
Property, equipment and software, net	24,539	22,540
Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	1,589	2,731
Acquired publishing rights, net	804	1,459
Other intangible assets, net	2,393	3,231
Pre-publication costs, net	17,768	16,441
Restricted assets, less current portion	2,264	3,099
Other assets	4,481	4,817
Total assets	$159,469	$141,385

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,822	$1,993
Accrued expenses	14,056	14,224
Current portion of long-term debt	6,475	3,850
Deferred revenue, current	84,313	74,107
Total current liabilities	107,666	94,174
Long-term liabilities:
Long-term debt	93,057	97,872
Deferred revenue, less current portion	13,353	11,481
Other liabilities	10,885	12,027
Total long-term liabilities	117,295	121,380
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at September 30, 2016 and December 31, 2015)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 52,523 and 52,268 shares issued, and 45,991 and 45,736 shares outstanding at September 30, 2016 and December 31, 2015, respectively)	53	52
Capital surplus	286,380	285,306
Accumulated deficit	(336,485)	(343,975)
Treasury stock at cost (6,532 shares at September 30, 2016 and December 31, 2015)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(2,656)	(2,768)
Accumulated other comprehensive loss	(2,656)	(2,768)
Total stockholders' equity (deficit)	(65,492)	(74,169)
Total liabilities and stockholders' equity (deficit)	$159,469	$141,385

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Net income	$3,828	$1,966	$7,490	$1,474
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	5,655	5,435	15,477	15,706
Net interest expense	1,876	3,575	5,598	10,875
Income tax expense	173	213	206	517
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,532	11,189	28,771	28,572
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	(204)	—	(679)
Restructuring costs	930	—	930	—
Merger, acquisition and disposition activities	144	199	445	552
Stock-based compensation and expense	234	192	681	486
Adjusted EBITDA	12,840	11,376	30,827	28,931
Change in deferred revenues	32,021	28,299	12,078	12,998
Change in deferred costs	(3,574)	(3,694)	(1,241)	(2,915)
Capital expenditures	(5,405)	(5,275)	(16,171)	(15,107)
Cash income	$35,882	$30,706	$25,493	$23,907

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment - 2016
(unaudited)

	Three Months Ended September 30, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$34,795	$27,762	$11,663	$74,220
Change in deferred revenues	(18,258)	(8,016)	(5,747)	(32,021)
Other	(19)	(280)	213	(86)
Net revenues	$16,518	$19,466	$6,129	$42,113

	Nine Months Ended September 30, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$54,826	$53,289	$19,028	$127,143
Change in deferred revenues	(6,610)	(3,740)	(1,728)	(12,078)
Other	(89)	(297)	192	(194)
Net revenues	$48,127	$49,252	$17,492	$114,871

Reconciliation of Net Income to Adjusted EBITDA and Cash Income by Segment - 2016
(unaudited)

	Three Months Ended September 30, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income	$7,822	$5,331	$2,286	$(11,611)	$3,828
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,655	5,655
Net interest expense	—	—	—	1,876	1,876
Income tax expense	—	—	—	173	173
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	7,822	5,331	2,286	(3,907)	11,532
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	930	—	—	930
Merger, acquisition and disposition activities	—	—	—	144	144
Stock-based compensation and expense	55	73	32	74	234
Adjusted EBITDA	7,877	6,334	2,318	(3,689)	12,840
Change in deferred revenues	18,258	8,016	5,747	—	32,021
Change in deferred costs	(1,863)	(1,033)	(678)	—	(3,574)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	24,272	13,317	7,387	(3,689)	41,287
Capital expenditures - pre-publication costs	(1,441)	(634)	(378)	—	(2,453)
Capital expenditures - software development costs	(563)	(1,283)	(314)	—	(2,160)
Capital expenditures - general expenditures	(487)	(173)	(127)	(5)	(792)
Cash income	$21,781	$11,227	$6,568	$(3,694)	$35,882

	Nine Months Ended September 30, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income	$23,947	$9,730	$6,394	$(32,581)	$7,490
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	15,477	15,477
Net interest expense	—	—	—	5,598	5,598
Income tax expense	—	—	—	206	206
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	23,947	9,730	6,394	(11,300)	28,771
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	930	—	—	930
Merger, acquisition and disposition activities	—	—	—	445	445
Stock-based compensation and expense	167	214	92	208	681
Adjusted EBITDA	24,114	10,874	6,486	(10,647)	30,827
Change in deferred revenues	6,610	3,740	1,728	—	12,078
Change in deferred costs	(506)	(416)	(319)	—	(1,241)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	30,218	14,198	7,895	(10,647)	41,664
Capital expenditures - pre-publication costs	(4,004)	(1,974)	(749)	—	(6,727)
Capital expenditures - software development costs	(1,814)	(4,127)	(1,075)	—	(7,016)
Capital expenditures - general expenditures	(952)	(456)	(350)	(670)	(2,428)
Cash income	$23,448	$7,641	$5,721	$(11,317)	$25,493
Deferred Revenue by Segment - 2016
(unaudited)

	September 30, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred revenue, current	$47,517	$20,927	$15,869	$84,313
Deferred revenue, less current portion	5,744	4,624	2,985	13,353
Deferred revenue	$53,261	$25,551	$18,854	$97,666

Deferred Costs by Segment - 2016
(unaudited)

	September 30, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred costs, current	$4,840	$3,228	$1,518	$9,586
Deferred costs, less current portion	598	761	289	1,648
Deferred costs	$5,438	$3,989	$1,807	$11,234

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment - 2015
(unaudited)

	Three Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$28,164	$29,780	$10,545	$68,489
Change in deferred revenues	(14,430)	(8,111)	(5,758)	(28,299)
Other	(1)	151	(1)	149
Net revenues	$13,733	$21,820	$4,786	$40,339

	Nine Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$45,851	$60,774	$15,820	$122,445
Change in deferred revenues	(5,905)	(5,804)	(1,289)	(12,998)
Other	(16)	(139)	(28)	(183)
Net revenues	$39,930	$54,831	$14,503	$109,264

Reconciliation of Net Income to Adjusted EBITDA and Cash Income by Segment - 2015
(unaudited)

	Three Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income	$6,663	$6,302	$1,376	$(12,375)	$1,966
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,435	5,435
Net interest expense	—	—	—	3,575	3,575
Income tax expense	—	—	—	213	213
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	6,663	6,302	1,376	(3,152)	11,189
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(204)	(204)
Merger, acquisition and disposition activities	—	—	—	199	199
Stock-based compensation and expense	47	68	24	53	192
Adjusted EBITDA	6,710	6,370	1,400	(3,104)	11,376
Change in deferred revenues	14,430	8,111	5,758	—	28,299
Change in deferred costs	(1,603)	(1,553)	(538)	—	(3,694)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	19,537	12,928	6,620	(3,104)	35,981
Capital expenditures - pre-publication costs	(1,327)	(741)	(181)	—	(2,249)
Capital expenditures - software development costs	(565)	(1,274)	(390)	—	(2,229)
Capital expenditures - general expenditures	(384)	(180)	(112)	(121)	(797)
Cash income	$17,261	$10,733	$5,937	$(3,225)	$30,706

	Nine Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income	$20,730	$13,098	$4,788	$(37,142)	$1,474
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	15,706	15,706
Net interest expense	—	—	—	10,875	10,875
Income tax expense	—	—	—	517	517
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	20,730	13,098	4,788	(10,044)	28,572
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(679)	(679)
Merger, acquisition and disposition activities	—	—	—	552	552
Stock-based compensation and expense	125	158	61	142	486
Adjusted EBITDA	20,855	13,256	4,849	(10,029)	28,931
Change in deferred revenues	5,905	5,804	1,289	—	12,998
Change in deferred costs	(1,075)	(1,667)	(173)	—	(2,915)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	25,685	17,393	5,965	(10,029)	39,014
Capital expenditures - pre-publication costs	(3,591)	(2,422)	(488)	—	(6,501)
Capital expenditures - software development costs	(1,521)	(3,945)	(1,218)	—	(6,684)
Capital expenditures - general expenditures	(861)	(502)	(225)	(334)	(1,922)
Cash income	$19,712	$10,524	$4,034	$(10,363)	$23,907